UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2023

AROGO CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41179	87-1118179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Brickell Avenue, Penthouse 5 Miami, FL 33131
(Address of principal executive offices)

Registrant’s telephone number, including area code (786) 442-1482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	AOGOU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	AOGO	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AOGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth EON as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously announced, Arogo Capital Acquisition Corp., a Delaware corporation (“Arogo”), has called and provided a notice of a special meeting of stockholders (the “Special Meeting”) to be held on March 24, 2023 at 8:30 a.m. Eastern Time as a virtual meeting, to consider and vote upon the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2023 (as may be amended, the “Proxy Statement”). At the Meeting, stockholders will be asked to vote on a proposal to approve an extension of the date by which the Company much consummate an initial business combination from March 29, 2023 to December 29, 2023, or such earlier date as determined by the Company’s board of directors (the “Extension”). Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

In the Proxy Statement, the number of shares of outstanding Class A common stock was reported as 10,205,778 shares of Class A common Stock as opposed to the 10,350,000 shares of Class A common stock sold in the Company’s initial public offering, plus the 25,875 shares of Class A common stock issued to the underwriters. This is due to the fact that 170,097 public units have not yet been split. The unsplit shares are eligible to be redeemed upon the holder splitting such public units. The Company is providing its stockholders and other interested parties with the following update to the terms of the Extension:

•	the Company currently anticipates that the per-share price at which Public Shares will be redeemed from cash held in the Trust Account will be approximately $10.30, after taking into account the 170,097 public units have not yet been split and calculating the per-share price based on 10,350,000 shares of Class A common stock sold to the public because the underwriters have waived redemption rights with respect to their shares.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s common stock as of the close of business on March 2, 2023, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

Forward-Looking Statements

This Current Report on Form 8-K (“Report”) includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension Amendment Proposal and the other proposals described in the Proxy Statement, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Extension Amendment Proposal and the other proposals described in the Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension Amendment Proposal. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROGO CAPITAL ACQUISITION CORP.

	By:	/s/ Suradech Taweesaengsakulthai
		Name:	Suradech Taweesaengsakulthai
		Title:	Chief Executive Officer

Dated: March 14, 2023